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                                                                  Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

Navistar International Corporation,
its Directors and Shareowners

We consent to the use in this Registration Statement of Navistar
International Corporation on Form S-4 of our report dated December 11, 2000 (May 31, 2001 as to Note 19) appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Navistar International Corporation incorporated in the Prospectus by reference from the company's Annual Report on Form 10-K for the year ended October 31, 2000, Item 14. This financial statement schedule is the responsibility of the company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Chicago, Illinois

July 5, 2001